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                                                                    EXHIBIT 23.1




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders
SPSS Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 333-41207, 333-21025, 333-10423 and 333-30460) on Form S-3, the
registration statements (Nos. 33-73120, 33-73130, 33-74402, 33-80799, 333-63167,
and 333-25869) on Form S-8, and the registration statement (No. 333-15427) on Form S-4 of SPSS Inc. of our report dated March 17, 2000, relating to the consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related consolidated financial statement schedule which report appears in the December 31, 1999 annual report on Form 10-K of SPSS Inc.


                                            /s/ KPMG LLP



Chicago, Illinois
March 30, 2000